As of 9/1/00                                                          Exhibit E
                             NONUTILITY SUBSIDIARIES
                             FINANCING ARRANGEMENTS

                                                                                        Principal      Credit
                                                            Interest      Maturity        Amount      Capacity
New York NonUtilities (as of 9/01/00)                         Rate          Date          ($000)      ($000)
--------------------------------------------------------------------------------------------------------------
The Houston Exploration Company

                          Sr. Subordinated Notes            8.63%          01/2008      100,000
            Line Of Credit With Chase Bank Texas            Floating (1)   3/1/03       176,400       200,000

KeySpan Energy Development Co.

Line of Credit with Royal Bank of Canada and others (2)
                                           Canadian (3)                    Revolving    176,103      200,000
                                               American                                 119,530      132,917

Solex Production Ltd.
Line of Credit with Canadian Imperial Bank of Canada
                                         Canadian (3)                      Revolving      6,918       10,000
                                             American                                     4,696        6,646

-------------------------------------------------------------------------------------------------------------
Total for New York NonUtility Subsidiaries                                              400,625
-------------------------------------------------------------------------------------------------------------

                                                                                                            Principal      Credit
                                                                                Interest      Maturity        Amount      Capacity
Massachusetts NonUtilities (as of 9/01/00)      Issue                             Rate          Date          ($000)       ($000)
-----------------------------------------------------------------------------------------------------------------------------------
Midland Enterprises
                                                First Ship Mortgage Bonds       6.25%          2008           69,088

                                    First Ship Mortgage Medium Term Notes
                                                                                8.10%        4/10/02           3,000
                                                                                9.73%        12/15/05         10,000
                                                                                9.75%        12/5/05           3,000
                                                                                9.13%        8/15/06          10,000
                                                                                9.70%        6/20/07           5,000
                                                                                8.20%        4/10/07          10,000
                                                                                9.60%         8/6/10           5,000
                                                                                9.85%        7/19/10          10,000
                                                                                8.70%         4/9/12          12,000
                                                     Deposited Monies (4)                                      (737)

                                                               Total Debt                                    136,351

                                                           Capital Leases       7.50%                          7,617

-----------------------------------------------------------------------------------------------------------------------------------
Total for Massachusetts NonUtility Subsidiaries                                                              143,968
-----------------------------------------------------------------------------------------------------------------------------------

                                                                                                            Principal      Credit
                                                                                Interest      Maturity        Amount      Capacity
New Hampshire NonUtilities (as of 9/01/00)      Issue                             Rate          Date          ($000)       ($000)
-----------------------------------------------------------------------------------------------------------------------------------
EnergyNorth Propane

                                                Revolving Promissory Note       LIBOR + 1.50%   2009          2,463
                                                Equipment Notes Payable         Prime + 0.50%   2004            652
ENI Mechanicals, Inc.
                                                Equipment Notes Payable         .90% - 10.90%   2003            131

EnergyNorth Realty, Inc.
                                                Mortgage NP (5)                 8.00%           2008            761
-----------------------------------------------------------------------------------------------------------------------------------
Total for New Hampshire NonUtility Subsidiaries                                                               4,007
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
Total for NonUtility Subsidiaries                                                                           548,600
-----------------------------------------------------------------------------------------------------------------------------------

Notes
(1) The interest rate is equal to a fluctuating or fixed rate at the company's option.
(2) Other participating banks include: the Chase Manhattan Bank of Canada, the Toronto Dominion Bank, the Bank of Montreal , First Chicago NBD Bank, the National Bank of Canada, and Alberta Treasury Branches.
(3) Lines of Credit for were negotiated in Canadian dollars. The exchange rate as of 9/01/00 was 1.4733 Canadian dollar per U.S. dollar.
(4) As a provision to the First Ship Mortgage Medium Term Notes, monies need to be deposited in the event of any casualty loss due to property damage.
(5) Interest rate resets every five years.

                                     Page 5